UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

HELIOS AND MATHESON ANALYTICS INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction :

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

Helios and Matheson Analytics Inc.

350 5th Avenue, Suite 7520

New York, New York 10118

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

NOTICE IS HEREBY GIVEN THAT shareholders of Helios and Matheson Analytics Inc. holding a majority of our outstanding common stock (the “Majority Shareholders”), acting by written consent in lieu of a meeting, approved, as and to the extent required by Nasdaq Listing Rule 5635(d), the potential issuance of our common stock pursuant to two senior secured convertible promissory notes, in the aggregate principal amount of $5,681,818, which we sold and issued to an institutional investor in a private placement completed on February 8, 2017. The Majority Shareholders first fully executed such written consent on February 6, 2017 and then ratified the actions taken therein by a subsequent written consent on March 8, 2017. Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action approved by such written consents may not be taken until 20 days after the date that we transmit this Information Statement to our shareholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders who did not execute such written consents, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and the Delaware General Corporation Law.

This Information Statement is being transmitted on or about March [____], 2017 to our shareholders of record as of the close of business on March 8, 2017.

By Order of the Board of Directors

/s/ Stuart Benson

Name: Stuart Benson

Title: Secretary

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

March [____] 2017

Helios and Matheson Analytics Inc.

350 5th Avenue, Suite 7520

New York, New York 10118

This Information Statement is furnished to inform our shareholders of actions taken by Helios & Matheson Information Technology Ltd. together with its wholly-owned subsidiary, Helios & Matheson Inc., and Mr. Theodore Farnsworth, who are collectively referred to in this Information Statement as the “Majority Shareholders”.

THE ACTIONS TAKEN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTIONS TAKEN, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Helios and Matheson Analytics Inc. (“we”, “us” or the “Company”) has filed this Information Statement with the Securities and Exchange Commission (the “Commission”). Our board of directors (the “Board”) is transmitting this Information Statement to our shareholders of record as of the close of business on March 8, 2017 (the “record date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). By furnishing this Information Statement to our shareholders, we are also providing notice of the action taken by written consent of the Majority Shareholders as required by Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

The cost of preparing, printing and transmitting this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in transmitting this Information Statement to the beneficial owners of our common stock.

This Information Statement informs our shareholders that the Majority Shareholders, acting by written consent in lieu of a meeting, approved, as and to the extent required by Nasdaq Listing Rule 5635(d), the potential issuance of our common stock pursuant to two senior secured convertible promissory notes, in the aggregate principal amount of $5,681,818, which we sold and issued to an institutional investor in a private placement completed on February 8, 2017 (the “Note Financing”). The Majority Shareholders first fully executed such written consent on February 6, 2017 and then ratified the actions taken therein by a subsequent written consent on March 8, 2017.

In this Information Statement, we sometimes refer to the shareholder approval that we obtained by written consent of the Majority Shareholders in order to comply with Nasdaq Listing Rule 5635(d) in connection with the Note Financing as the “Shareholder Approval”.

We obtained the Shareholder Approval solely to comply with Nasdaq Listing Rule 5635(d). The terms of the Note Financing are described in this Information Statement. Shareholder approval of the Note Financing is not required by the DGCL.

On February 6, 2017 and March 8, 2017, the Majority Shareholders held an aggregate 3,483,040 shares of our issued and outstanding common stock. On February 6, 2017 and March 8, 2017 the stock ownership of the Majority Shareholders equaled approximately 59.4% of the voting power of the 5,861,191 shares of our then outstanding common stock.

Accordingly, all necessary corporate approvals to comply with Nasdaq Listing Rule 5635(d) have been obtained. We are not seeking approval from our remaining shareholders. This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by the Exchange Act and the DGCL, of the action taken by written consent of the Majority Shareholders. Pursuant to Rule 14c-2 under the Exchange Act, the action approved by written consent may not be taken until 20 days after the date that we transmit this Information Statement to our shareholders. This Information Statement is first being transmitted to our record date shareholders on or about March [____], 2017.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why am I being furnished with this Information Statement?

A.     The Exchange Act and the DGCL require us to provide you with information regarding the actions taken by written consent of the Majority Shareholders in lieu of a meeting. Your vote is neither required nor requested.

Q. Was shareholder approval of the potential issuance of common stock pursuant to the Note Financing required by the DGCL?

A.     No. In general, there is no requirement under the DGCL that shareholder approval be obtained to issue the Company’s securities. However, Nasdaq Listing Rule 5635(d) requires listed companies to obtain shareholder approval if the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), for less than the greater of book or market value, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

Q. Why am I not being asked to vote?

A.     Section 216 of the DGCL states that, in all matters other than the election of directors or as otherwise required by statute, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter will be the act of the shareholders. Section 228(a) of the DGCL provides that any action required to be taken or that may be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. While there is no requirement that shareholders approve the potential issuance of the Company’s common stock pursuant to the Note Financing, Nasdaq Listing Rule 5635(d) requires the approval of the sale, issuance or potential issuance by any listed company of common stock (or securities convertible into or exercisable for common stock), for less than the greater of book or market value, if such sale, issuance or potential issuance equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The Shareholder Approval was first obtained in a written consent fully executed by the Majority Shareholders on February 6, 2017 and then ratified by the Majority Shareholders in a subsequent written consent on March 8, 2017. On February 6, 2017 and March 8, 2017, the Majority Shareholders represented approximately 59.4% of the voting power of our outstanding common stock. Such approval is sufficient under the DGCL, and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A.     Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS

This Information Statement contains or incorporates both historical and “forward-looking” statements. Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Any such forward-looking statements in this Information Statement reflect our current views with respect to future events and financial performance and are subject to a variety of factors that could cause actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements. There may be events in the future that cannot be accurately predicted. Examples of these risks include, without limitation:

●	our ability to successfully integrate the business of Zone Technologies, Inc. (“Zone”), which we acquired on November 9, 2016, with our business;

●	whether Zone’s business will become profitable;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and market and sell our services to new clients;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●

our ability to effectively react to other risks and uncertainties described from time to time in our Commission filings, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements speak only as of the date of this Information Statement (or such earlier date as may be specified herein), are based on current assumptions and expectations, and are subject to the factors above, among other things, and involve risks, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not intend to, and do not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. For more information, see the section titled “Where You Can Obtain Additional Information” on page 11. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section and throughout this Information Statement in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to or about us, the information included in this Information Statement, or any other matters, are expressly qualified in their entirety by these cautionary statements.

Unless we otherwise indicate or unless the context requires otherwise, all references in this Information Statement to “the Company,” “Helios” “we,” “our” and “us” refer to Helios and Matheson Analytics Inc., a Delaware corporation, together with our wholly-owned subsidiaries.

THE NOTE FINANCING

The following does not purport to be a complete description of the Securities Purchase Agreement, the Senior Secured Convertible Notes, the Investor Note, the Registration Rights Agreement, the Security and Pledge Agreement, the Guaranty, and the Voting and Lockup Agreements described in this Information Statement and each is qualified in its entirety by reference to the full text of such document. Such documents are attached as exhibits to our Current Report on Form 8-K filed with the Commission on February 7, 2017 (the “Current Report”).

Capitalized terms used in the discussion below but not defined are defined in the form of the Senior Secured Convertible Note attached as Exhibit 10.2 to the Current Report.

Securities Purchase Agreement

On February 8, 2017 (the “Closing Date”), pursuant to a Securities Purchase Agreement we entered into on February 7, 2017 with an institutional investor (the “Investor”), we sold and issued two Senior Secured Convertible Notes to the Investor, one in the principal amount of $681,818 (the “Initial Note”) and the other in the principal amount of $5,000,000 (the “Additional Note”), for an aggregate principal amount of $5,681,818 (each, a “Note” and collectively, the “Notes”) for consideration consisting of a secured promissory note payable by the Investor to us (the “Investor Note”) in the principal amount of $5,000,000 (the “Purchase Price Balance”) (collectively, the “Note Financing”). We intend to use all of the proceeds from the sale of the Notes, if and when received upon payments of the Investor Note by the Investor, for the general corporate purposes of Zone and the Company.

The financing was structured this way in order to comply with the holding period requirements of Rule 144(d)(1)(i) and 144(d)(2) so that shares of common stock issuable upon conversion of the Notes could, absent registration, be resold pursuant to Rule 144(d)(1)(i) commencing six months after the issuance of the Notes, provided that the other requirements of Rule 144 are satisfied, including Rule 144(d)(1)(iii).

Rule 144(d)(1)(iii) provides that the holding period of purchased securities shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer.

Rule 144(d)(2) provides that giving the issuer a promissory note shall not be deemed full payment of the purchase price unless the promissory note (i) provides for full recourse against the purchaser of the securities, (ii) is secured by collateral, other than the securities purchased, having a fair market value at least equal to the purchase price of the securities purchased, and (iii) shall have been discharged by payment in full prior to the sale of the securities.

The Investor Note (i) states at Section 6(a) that it is a full recourse obligation of the Investor; (ii) is secured by at least $5,000,000 in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country held by the Investor in a bank or brokerage account at Fidelity Investments, as set forth on Schedule I of the Investor Note; and (iii) upon conversion of all or part of the $5,000,000 Additional Note into shares of common stock, the Investor will pay the Company an equivalent amount of the balance of the Investor Note in cash, such that the Investor Note shall have been discharged by payment in full as to any shares of common stock to be sold by the Investor prior to such sale. Therefore, pursuant to Rule 144(d)(2), the Investor paid the full purchase price for the Notes on the Closing Date. Accordingly, the holding period of shares of common stock issuable upon conversion of the Convertible Notes will be deemed to have commenced on the Closing Date, pursuant to Rule 144(d)(3)(ii).

Assuming that we meet the requirements of a mandatory prepayment event as described below under the heading “Investor Note”, we expect to receive the full Purchase Price Balance.

The Notes

Principal Amount

The aggregate principal amount of the Notes is $5,681,818.

As of March 8, 2017, $681,818 is the amount of unpaid unrestricted principal amount of the Convertible Notes that we owe, which is equal to the principal amount of the Initial Note.

Maturity Date

Unless earlier converted or redeemed, the Notes mature 8 months from the Closing Date.

Interest and Payment of Interest

The Notes bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default and to 18% thereafter. Interest on the Notes will be payable in arrears commencing on April 1, 2017 and on the first Trading Day of each calendar quarter thereafter and, so long as the Equity Conditions have been satisfied, may be paid in shares of common stock at the Company’s option. The Company may also elect to pay interest in whole or in part in cash. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months.

Conversion of the Notes

The Investor may, at any time, elect to convert the Notes into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations described below. For the Initial Note, the Conversion Price is defined as $4.00. For the Additional Note, the Conversion Price is defined as $4.50. The Conversion Price of the Convertible Notes is subject to proportionate adjustment for stock splits, dividends and combinations. The Company may, with the consent of the Investor, reduce the Conversion Price to any amount equal to or greater than the Floor Price ($4.00) for any period of time deemed appropriate by the Company’s Board of Directors.

Alternatively the Investor may, at any time, elect to convert the Notes into shares of our common stock at the Alternate Conversion Price instead of the Conversion Price, subject to certain beneficial ownership limitations described below. The Alternate Conversion Price is defined as the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) $4.00 for the Initial Note (subject to proportionate adjustment for stock splits, dividends and combinations), and (iii) the greater of (I) the Floor Price ($4.00) and (II) 85% of the quotient of (x) the sum of the volume weighted average price of the Company’s common stock (“VWAP”) for each of the 5 consecutive Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) 5, for the Additional Note.

If and to the extent the Investor elects to convert the Initial Note, the Investor will elect to convert the Initial Note at the applicable Conversion Price of $4.00 per share (which is the same as the Alternate Conversion Price of the Initial Note).

We expect that, if and to the extent the Investor elects to convert the Additional Note, the Investor will elect to convert the Additional Note at the applicable Alternate Conversion Price if the preceding 5-trading day average VWAP is less than the Conversion Price ($4.50) (unless the Company has, with the consent of the Investor, reduced the Conversion Price to a price lower than $4.50 per share), whereas we expect that the Investor will convert the Additional Note at the Conversion Price ($4.50) if the preceding 5-trading day average VWAP is equal to or greater than the Conversion Price ($4.50). Accordingly, in the case of voluntary conversions of the Additional Note by the Investor, in effect, the Conversion Price serves as the ceiling price and the applicable Alternate Conversion Price serves as the floor price at which the Additional Notes will be converted.

If the Equity Conditions are satisfied, the Company may require the holder of the Notes to convert all or any part of the Notes, up to the Maximum Mandatory Share Amount and the Maximum Mandatory Conversion Amount (each, a “Mandatory Conversion”). If on the fifth Trading Day immediately following a Mandatory Conversion Date and on each fifth Trading Day thereafter through and including the fifteenth Trading Day immediately following such Mandatory Conversion Date (each, a “True-Up Date”) the True-Up Price is less than the applicable Mandatory Conversion Price, the Company must deliver to the holder of the Notes an additional number of shares of common stock equal to the difference between the number of shares of common stock delivered to the holder as a result of the Mandatory Conversion and the number of shares determined by dividing the principal, interest and late charges converted by the True-Up Price. The “True-Up Price” is defined as 85% of the lowest VWAP on the Trading Day with the lowest VWAP during the 15 consecutive Trading Days following the Mandatory Conversion.

“Mandatory Conversion Date” means the third Trading Day following the delivery by the Company of a Mandatory Conversion Notice.

“Mandatory Conversion Price” means, with respect to any Mandatory Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Mandatory Conversion Date, and (ii) 80% of the sum of (A) the VWAP for each of the 3 Trading Days with the lowest VWAP during the 20 consecutive Trading Day period ending on and including the Trading Day immediately prior to the applicable Mandatory Conversion Date divided by (B) 3.

“Maximum Mandatory Share Amount” with respect to any Mandatory Conversion Date means 100% of the quotient of (x) the sum of the composite aggregate daily share trading volume of the common stock for each Trading Day during the 5 Trading Day period ending and including the Trading Day immediately prior to the applicable Mandatory Conversion Notice Date, divided by (y) 5.

“Maximum Mandatory Conversion Amount” with respect to any Mandatory Conversion Date means the difference of (x) $500,000 less (y) the sum of each Conversion Amount converted under the applicable Note during the 5 Trading Day period ending and including the applicable Mandatory Conversion Date.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations described above, the Notes may not be converted and shares of our common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the applicable holder of a Note together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to us.

Redemption of the Notes

Provided there has been no Equity Conditions Failure, the Company will have the right to redeem all, but not less than all, of the amounts remaining unpaid under the Notes. The portion of the Notes subject to redemption can be redeemed by the Company in cash at a price equal to 125% of the amount being redeemed. In the event of a Change of Control, the Investor may require the Company to redeem the Notes in cash at the Change of Control Redemption Price.

Events of Default

The Notes contain standard and customary Events of Default including but not limited to: (i) failure to register the Company’s common stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of the Company’s common stock; (iii) failure to make payments when due under the Notes; (iv) breaches of covenants and (iv) bankruptcy or insolvency.

Following an Event of Default, the Investor may require the Company to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price.

The Company must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest Closing Sale Price of the Company’s common stock on any Trading Day during the period commencing on the date preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the Notes.

In addition, following an Event of Default, the holder of the Notes will have the right to convert the Notes at the “Alternate Conversion Event of Default Price” which means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 75% of the lowest VWAP for each of the 30 consecutive Trading Days ending and including the Trading Day of delivery or deemed delivery of the applicable Conversion Notice.

Fundamental Transactions

The Notes prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, assumes in writing all of the Company’s obligations under the Notes.

New Debt

With the exception of Permitted Indebtedness the Company agrees that for a period of 90 days following payment in full of the Notes, it will not incur any other debt.

Tax Effect of Original Issue Discount on the Investor

The holder of a debt instrument that is issued with an original issue discount, or OID, must include part of the OID in gross income in each taxable year that the debt instrument is held, even though the OID is not paid until maturity. The discount is additional taxable interest to the holder. However, OID rules do not apply to short term obligations with a term of l year or less.

Investor Note

The Investor Note will be payable by the Investor in full eight months from the Closing Date. As noted above, the Investor’s obligation to pay the Purchase Price Balance pursuant to the Investor Note is secured by $5,000,000, in the aggregate, in cash, cash equivalents, any G10 currency and any notes or other securities issued by any G10 country belonging to the Investor and provides for full recourse against the Investor in the event of a default from the failure of the Investor to pay the principal and interest when due or as a result of either a court entering a decree or order, or the Investor filing a petition or being the subject of an involuntary petition, under any applicable bankruptcy, insolvency or other similar law. We will receive a payment of principal and interest upon each voluntary or mandatory prepayment of the Investor Note. On or after February 28, 2017 (or earlier if we permit), the Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Notes – At any time the Investor has converted $681,818 or more in principal amount of the Notes, the Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Notes.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – The Company may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of the Equity Conditions, and (ii) the Investor’s receipt of a valid written notice by the Company electing to effect a mandatory conversion of Restricted Principal (defined as $5,000,000 of the principal amount of the Notes), not in excess of the Maximum Mandatory Share Amount or the Maximum Mandatory Conversion Amount (each as defined above under the heading Conversion of the Notes).

The Investor Note also contains certain optional offset rights, which if exercised, would reduce the amount outstanding under the Additional Note and the Investor Note by the same amount and, accordingly, the cash proceeds received by the Company. These offset rights are triggered by specific occurrences that could jeopardize the Investor’s investment and include the following:

(i)     Optional Offset Right: On or after March 1, 2017, if an Equity Conditions Failure, as defined in the Convertible Notes, exists, the Investor is entitled to satisfy any principal and related accrued and unpaid interest owed under the Investor Note in full by cancelling an equal amount of principal amount under the Additional Note.

(ii)     Event of Default Offset: The Investor may, at any time on or after the occurrence of any Event of Default under the Additional Note, but prior to the date of cure thereof, satisfy all or any part of the principal due pursuant to the Investor Note by cancelling an equal amount of principal due pursuant to the Additional Note. Furthermore, in the event of a Bankruptcy Event of Default, as defined in the Convertible Notes, all of the principal and related accrued and unpaid interest of the Investor Note will be automatically satisfied in full by the deemed automatic surrender and concurrent cancellation of the outstanding obligations under the Additional Note equal to the portion of principal being satisfied.

(iii)     Automatic Offset Upon Prohibited Transfer of the Investor Note. If for any reason the Additional Note or any interest therein is pledged, assigned or transferred to any person other than the Company without the prior written consent of the Investor, including by contract, operation of law, court order or otherwise, then, (i) all of the outstanding principal of the Investor Note will be automatically deemed satisfied in full, (ii) 75% of the remaining Restricted Principal will be automatically cancelled (with the remaining 25% of the Restricted Principal of the Additional Note automatically becoming unrestricted principal thereunder), and (iii) the Investor Note will be deemed to be paid in full and will be null and void.

Upon any of the foregoing offsets, any accrued and unpaid interest under the Investor Note shall be automatically cancelled with respect to the portion of the principal of the Investor Note being offset.

The Company, if it so chooses, is entitled to reduce the principal of the Investor Note, and any accrued but unpaid interest, by any cash amount then due and payable by the Company to the Investor under the Additional Note. This offset right allows the Company to satisfy any redemption amount or any other cash obligations then due and payable under the Additional Note.

The Additional Note also includes an offset right in favor of the Company. At any time no Equity Conditions Failure exists, the Company has the right to redeem all of the Conversion Amount then remaining under the Additional Note in cash at a price equal to 115% of the Conversion Amount being redeemed. Any Restricted Principal may be offset and reduced on a dollar for dollar basis by the surrender for cancellation of the portion of the Investor Note equal to the amount of Restricted Principal included in the Company’s redemption.

Security and Pledge Agreements and Guaranty

On the Closing Date, the Company and its wholly-owned subsidiaries Zone and HMNY Zone Loan LLC each entered into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. Pursuant to such Security and Pledge Agreements, the Notes are secured by a perfected first priority security interest in all of the assets of the Company, Zone and HMNY Zone Loan LLC, subject to Permitted Liens.

Zone and HMNY Zone Loan LLC also provided a Guaranty to the Investor as Collateral Agent whereby they guarantee the punctual payment of all obligations that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Note Financing documents, and agree to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under the Guaranty or any other Note Financing document.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement that was entered into with the Investor on the Closing Date, the Company is required to register for resale the shares of common stock that are issuable upon conversion of the Notes, additional shares that could be used as payment of monthly interest plus an additional number of shares so that the total number of shares of common stock registered equals 125% of the sum of the maximum number of shares issuable upon conversion of the Notes. The Registration Rights Agreement requires the Company to file the registration statement within 30 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 120 days after the Closing Date if the registration statement is subject to review by the Securities and Exchange Commission).

The Registration Rights Agreement provides for the payment of liquidated damages of 1.5% of the product of (x) the number of shares of common stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price as of the Trading Day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

The Company is required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the holders of the Notes may sell all of the common stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the common stock covered by the registration statement shall have been sold.

Voting and Lockup Agreements

As a condition to closing the Note Financing, the Majority Shareholders executed Voting and Lockup Agreements with the Company. Pursuant to the Voting and Lockup Agreements, the Majority Shareholders agree to vote in favor of the Shareholder Approval. The Voting and Lockup Agreements also require that, for a period beginning on the Closing Date and ending on the initial date when all of the principal outstanding under the Notes issued to the Investor consists of Restricted Principal thereunder, the Majority Shareholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of the Company, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company owned directly by the Majority Shareholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Majority Shareholders’ voting rights, charge or other encumbrance of any nature with respect to the Majority Shareholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Majority Shareholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

Placement Agent Warrant

As partial payment for its placement agent services, Palladium Capital Advisors LLC (“Palladium”) will receive, as and when prepayments are made under the Investor Note, 5-year warrants (the “Placement Agent Warrants”) for the purchase of 8% of the number of shares of the Company’s common stock into which the unrestricted principal of the Additional Note becomes convertible, without regard to any increase in shares issuable under a “True Up” or ratchet provision (the “Warrant Shares”). The exercise price of the Placement Agent Warrants will be $4.50 and the Placement Agent Warrants cannot be exercised for a period of 6 months from the applicable date of issuance. If, after the first anniversary of the applicable issuance date of the Placement Agent Warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by Palladium, then the Placement Agent Warrants may also be exercised, in whole or in part, by means of a “cashless exercise”. The Placement Agent Warrants may not be exercised if, after giving effect to the exercise Palladium, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares. Upon not less than 61 days’ prior notice to the Company, Palladium may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares.

Palladium will also receive 8% of the gross cash proceeds actually received by the Company pursuant to payments by the Investor under the Investor Note.

ACTION BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

The Majority Shareholders have approved the potential issuance of our common stock pursuant to the Note Financing, as and to the extent required by Nasdaq Listing Rule 5635(d).

In order to obtain the Shareholder Approval, we could have convened a special meeting of our shareholders. However, Section 228(a) of the DGCL and Article II, Section 10 of our bylaws provides that any action that may be taken at any annual or special meeting of our shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action.  To eliminate the costs and management time involved in holding a special meeting and obtaining proxies, and so that we could effect the action approved by the Shareholder Approval as early as possible, we elected to obtain the written consent of the Majority Shareholders in lieu of a meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of March 8, 2017 by our officers and directors and by each person known by the Company to own beneficially more than 5% of the common stock. As of March 8, 2017, 5,861,191 shares of the Company’s common stock were outstanding. Unless otherwise indicated in the table below, the address of each shareholder is c/o Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118.

	Common stock beneficially owned (1)
Name	Number of Shares		Percentage of Ownership

Officers and Directors
Theodore Farnsworth, Director and Chief Executive Officer	1,740,000		29.7%
Muralikrishna Gadiyaram, Director	1,743,040	(2)	29.7%
Parthasarathy Krishnan, Chief Innovation Officer	38,312		*

5% Owners
Helios & Matheson Information Technology Ltd.	1,743,040	(3)	29.7%
Hudson Bay Capital Management, L.P. (5)	541,047	(4)	9.2%
Sander Gerber(5)	541,047	(4)	9.2%

(1)

As used in the table above, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have “beneficial ownership” of any security that such person has a right to acquire within 60 days of March 8, 2017. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, the Company believes each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. The table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Commission.

(2)	Mr. Gadiyaram holds shared voting and investment control over the common stock owned by Helios & Matheson Information Technology Ltd. and its subsidiary, Helios & Matheson Inc.
(3)	Helios & Matheson Information Technology Ltd.’s principal executive offices are located at Crest No 04-01, Ascendas International Tech Park, Taramani, Chennai 600 113 India.
(4)	According to a Schedule 13D filed on January 30, 2017, these shares of common stock are issuable upon conversion of convertible notes that are each subject to a 9.99% blocker.
(5)

Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. The address for Hudson Bay Capital Management, L.P. and Mr. Gerber is 777 Third Avenue, 30th Floor, New York, New York 10017.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission. We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Commission. Reports and other information that we file can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system. Copies of such filings may also be obtained by writing to Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118.

NO DISSENTERS’ RIGHTS

Our shareholders do not have the right to dissent or to receive an agreed or judicially appraised value for their shares of our common stock.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one Information Statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. Requests for additional copies of the Information Statement, and requests that in the future separate information or proxy statements be sent to shareholders who share an address, should be directed to Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228. In addition, shareholders who share a single address but receive multiple copies of the Information Statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

HELIOS AND MATHESON ANALYTICS INC.

EMPIRE STATE BUILDING

350 FIFTH AVENUE

SUITE 7520

NEW YORK, NEW YORK 10118

ATTENTION: SECRETARY

Copies may also be obtained without charge through the COMMISSION’s World Wide Web site at http://www.sec.gov